UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2019

QUANEX BUILDING PRODUCTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33913	26-1561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1800 West Loop South, Suite 1500 Houston, Texas	77027
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 961-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The disclosure set forth below under Item 5.02 relating to certain compensatory arrangements between Quanex Building Products Corporation (the “Company”) and George L. Wilson, and between the Company and William C. Griffiths, is incorporated into this Item 1.01.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition; Addition of Board Member

On December 11, 2019, the Company issued a Press Release announcing that the Company’s Chief Executive Officer and President, William C. Griffiths, will be stepping down from those roles effective January 1, 2020. From that date, Mr. Griffiths will remain with the Company as its Executive Chairman of the Board, and George L. Wilson will become the Company’s President and Chief Executive Officer.

On December 5, 2019, in connection with the executive transition noted above, the Board appointed Mr. Wilson as a director of the Company for a term to end at the Company’s Annual Meeting of Stockholders to be held in 2020, with such appointment also to be effective January 1, 2020.

Mr. Wilson, 51, has served as the Company’s Vice President – Chief Operating Officer since 2017. Prior to that time, he served as President of the Company’s Insulating Glass Systems division from 2011 until 2017, and in the 18 years prior to joining Quanex, he held various operational and financial positions of increasing responsibility at Lauren International and Federal-Mogul. Mr. Wilson holds a Master of Business Administration degree from Indiana University and a Bachelor of Science degree from The University of Akron.

Compensatory Arrangements

In their new roles, Messrs. Griffiths and Wilson will be compensated as set forth below:

•              Mr. Wilson will receive an annual base salary of $575,000, with future Annual Incentive Award target values equal to 100% of base salary, and future Long Term Incentive award target values equal to $1,250,000. Mr. Wilson will receive other benefits to the same extent as he enjoyed prior to his promotion, or as may be provided to other Company employees and officers in accordance with Company policies then in effect, and subject to the terms and conditions of such benefit plans.

•              Mr. Griffiths will receive an annual base salary of $500,000, with future Annual Incentive Award target values equal to 100% of base salary. Mr. Griffiths is not expected to receive Long Term Incentive awards in his new role. Mr. Griffiths will receive other benefits to the same extent as he enjoyed prior to entering his new role, or as may be provided to other Company employees and officers in accordance with Company policies then in effect, and subject to the terms and conditions of such benefit plans.

Item 7.01.	Regulation FD Disclosure.

On December 11, 2019, the Company issued a press release announcing the appointment of Mr. Wilson as a Director and as President and Chief Executive Officer of the Company, as well as Mr. Griffiths’ transition to the role of Executive Chairman of the Board. The foregoing is qualified by reference to such Press Release, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release dated December 11, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: December 11, 2019	By:	/s/ Paul B. Cornett
Paul B. Cornett
Senior Vice President – General Counsel & Secretary

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